September 20, 1996

Ms. Lara McGinty
SunTrust Banks, Inc.
711 Fifth Avenue, Fifth Floor
New York, NY 10022

RE:  CREDIT AGREEMENT BETWEEN THE INTERPUBLIC GROUP OF COMPANIES,
INC. AND SUNTRUST BANK

Dear Lara:

We are writing to you in connection with the Credit Agreement between The Interpublic Group of Companies, Inc. and SunTrust Bank dated September 30, 1992 and effective as of December 30, 1992 (the "Agreement"). Section 2.13 of the Agreement provides that the Borrower may request extension of the Commitment under the Agreement for an additional period of one year from the then current Termination Date.

Notwithstanding the dates specified in Section 2.13 of the Agreement for requesting such extension, we hereby request that you extend the Termination Date of the Agreement to December 1, 1998. If you are agreeable to our request, please so indicate by signing and returning the duplicate copy of this letter which we have enclosed herewith.

Thank you.

                              Sincerely,

                           Alan M. Forster
                      Vice President & Treasurer

ACCEPTED & AGREED
SUNTRUST BANK

By:Lara McGinty, Banking Officer

Date: 10/31/96

cc:  Mr. Kenneth E. Dutcher
     Ms. Barbara S. Gmora
     Ms. Regina E. Dooley
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